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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


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NAME                                                        STATE OF INCORPORATION         ASSUMED NAMES
------------------------------------------------------     ---------------------------   ------------------
Noble Component Technologies, Inc.*                                 Michigan
Monroe Engineering Products, Inc.                                   Michigan
Cass River Coatings, Inc.*                                          Michigan              Vassar Industries
Skandy Corp.                                                        Michigan
Utilase Production Process, Inc.                                    Michigan
Noble Metal Forming, Inc.+                                          Michigan
Noble Metal Processing, Inc.                                        Michigan
Noble Land Holdings, Inc.                                           Michigan
Noble Canada, Inc.*                                             Ontario, Canada
Noble Canada II, Inc.*                                          Ontario, Canada
Tiercon Plastics, Inc.*                                         Ontario, Canada
Tiercon Coatings, Inc.*                                         Ontario, Canada
Noble Metal Processing-Midwest, Inc.+                               Michigan
Noble Canada Holdings Limited*                                Nova Scotia, Canada
Noble Canada Holdings II Limited*                             Nova Scotia, Canada
Noble Components & Systems, Inc.                                    Michigan
Noble Manufacturing Group, Inc.                                     Michigan
Noble Metal Processing Canada, Inc.                             Ontario, Canada
Tiercon Industries, Inc.*                                       Ontario, Canada
Noble Logistic Services, Inc.                                      California
Noble Logistic Services, Inc.                                       Delaware
Noble Logistic Services, Inc.                                       Michigan
DSI Holdings, Inc.                                                   Texas
Noble Holdings, Inc.                                                Michigan
Noble Metal Processing - Kentucky, LLC                              Michigan
PECO Manufacturing, Inc.                                            Florida
Noble Components Systems, Inc.                                      Michigan
Noble Construction Equipment, Inc.#                                Tennessee
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*    Former subsidiaries of the Company which were disposed of in connection with the Tiercon Sale.
+    Former subsidiaries of the Company which were disposed of in connection with the SET Sale.
#    Former subsidiary of the Company which was disposed of in connection with the NCE Sale